UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	July 8, 2014

Journal Communications, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Journal Communications, Inc. (the “Company”) has elected Marty V. Ozolins as Vice President and Corporate Controller of the Company, effective July 8, 2014.  In his role as Vice President and Corporate Controller, Mr. Ozolins will also serve as the Company’s principal accounting officer.  Jason R. Graham will remain the Company’s Senior Vice President of Finance and Chief Financial Officer.

Prior to his election, Mr. Ozolins, 42, served as the Company’s Publishing Controller and Assistant Controller.  Mr. Ozolins has held the title of Assistant Controller since 2011 and the title of Publishing Controller since 2009.  From 1997 to 2009, Mr. Ozolins led the Company’s internal audit function.  Mr. Ozolins holds a Bachelor of Business Administration, Accounting from the University of Wisconsin-Madison.

In connection with Mr. Ozolin’s appointment, the Compensation Committee of the Board of Directors of the Company approved an award to Mr. Ozolins of 3,000 restricted shares of the Company’s Class B Common Stock.  The restricted stock award, which is effective July 8, 2014, was made under and subject to the terms and conditions of the Company’s 2007 Omnibus Incentive Plan.  The shares of restricted stock awarded to Mr. Ozolins vest 33% on each of the first and second anniversaries of the grant date and 34% on the third anniversary of the grant date.

On July 8, 2014, the Company issued a press release announcing the appointment of Mr. Ozolins as Vice President and Corporate Controller of the Company.  A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(99)	Press release of Journal Communications, Inc. dated July 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date: July 8, 2014	By:	/s/ Mary Hill Taibl
Mary Hill Taibl
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated July 8, 2014

Exhibit No.

(99)	Press release of Journal Communications, Inc. dated July 8, 2014.